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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   Form 8-K
                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 8, 1996


                          SOUTHWEST GAS CORPORATION
            (Exact name of registrant as specified in its charter)


               California                    1-7850              88-0085720
     (State or other jurisdiction of      (Commission       (I.R.S. Employer
     incorporation or organization)       File Number)      Identification No.)

        5241 Spring Mountain Road
          Post Office Box 98510
            Las Vegas, Nevada                                    89193-8510
(Address of principal executive offices)                        (Zip Code)


      Registrant's telephone number, including area code: (702) 876-7237







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Item 5.      Other Events

On January 8, 1996, Southwest Gas Corporation (Southwest) reached an agreement to sell its wholly owned subsidiary PriMerit Bank (PriMerit) to Norwest Corporation for approximately $175 million in cash. The intended use of the proceeds will be to reduce outstanding long-term debt, thereby improving Southwest's equity ratios.

The transaction will result in an estimated $13 million loss from disposition which includes a pre-tax book loss of approximately $3 million plus income taxes estimated at $10 million. The income taxes are a result of Southwest's lower tax basis relative to book basis. The loss will be reported as part of discontinued operations in the 1995 financial statements.

The sale is expected to be finalized by the third quarter of 1996, following receipt of shareholder and various governmental approvals and satisfaction of other customary closing conditions.




Item 7.      Exhibits

2.1    Stock Purchase Agreement






                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        SOUTHWEST GAS CORPORATION


Date:  January 11, 1996                   /s/ Edward A. Janov
                                Controller and Chief Accounting Officer

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